UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2023

SABRA HEALTH CARE REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-34950	27-2560479
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18500 Von Karman Avenue	Suite 550	Irvine	CA	92612
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number including area code: (888) 393-8248

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	SBRA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 4, 2023, Sabra Health Care Limited Partnership, of which Sabra Health Care REIT, Inc. (“Sabra”) is the sole general partner (the “Operating Partnership”), and Sabra Canadian Holdings, LLC, also a wholly owned subsidiary of Sabra (together, the “Borrowers”), and the other parties thereto entered into a sixth amended and restated unsecured credit agreement (the “Credit Agreement”) with certain lenders as set forth therein; Bank of America, N.A., as Administrative Agent and L/C Issuer; Citizens Bank, National Association, Crédit Agricole Corporate and Investment Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents and L/C Issuers; The Bank of Nova Scotia, Fifth Third Bank, JPMorgan Chase Bank, N.A., Keybank National Association, Mizuho Bank, Ltd., and Truist Bank, as Co-Documentation Agents; BofA Securities, Inc., as Joint Lead Arranger and Sole Bookrunner; and Citizens Bank, National Association, Crédit Agricole Corporate and Investment Bank and Wells Fargo Securities, LLC, as Joint Lead Arrangers. The Credit Agreement amends and restates the fifth amended and restated unsecured credit agreement (as amended, the “Prior Credit Agreement”) that the Borrowers entered into on September 9, 2019. Capitalized terms used but not defined in this Item 1.01 have the meanings set forth for such terms in the Credit Agreement.

The Credit Agreement includes a $1.0 billion revolving credit facility (the “Revolving Credit Facility”), a $430.0 million U.S. dollar term loan and a CAD $150.0 million Canadian dollar term loan (collectively, the “Term Loans”). The Prior Credit Agreement included a $1.0 billion revolving credit facility, $1.1 billion in U.S. dollar term loans and a CAD $125.0 million Canadian dollar term loan. Further, up to $350.0 million of the Revolving Credit Facility may be used for borrowings in certain foreign currencies (from $175.0 million in the Prior Credit Agreement). The Credit Agreement also contains an accordion feature that can increase the total available borrowings to $2.75 billion (unchanged from the Prior Credit Agreement), subject to terms and conditions.

The Revolving Credit Facility has a maturity date of January 4, 2027, and includes two six-month extension options. The U.S. dollar Term Loan has a maturity date of January 4, 2028, and the Canadian dollar Term Loan has a maturity date of January 4, 2028.

Borrowings under the Revolving Credit Facility bear interest on the outstanding principal amount at a rate equal to a ratings-based applicable interest margin plus, at the Operating Partnership’s option, either (a) SOFR or (b) a base rate determined as the greater of (i) the federal funds rate plus 0.5%, (ii) the prime rate, and (iii) Term SOFR, as defined in the Credit Agreement, plus 1.0% (the “Base Rate”). The ratings-based applicable interest margin for borrowings will vary based on the Debt Ratings, as defined in the Credit Agreement, and will range from 0.775% to 1.450% per annum for SOFR based borrowings and 0.00% to 0.450% per annum for borrowings at the Base Rate. In addition, the Operating Partnership pays a facility fee ranging between 0.125% and 0.300% per annum based on the aggregate amount of commitments under the Revolving Credit Facility regardless of amounts outstanding thereunder.

The U.S. dollar Term Loans bear interest on the outstanding principal amount at a ratings-based applicable interest margin plus, at the Operating Partnership’s option, either (a) SOFR or (b) the Base Rate. The ratings-based applicable interest margin for borrowings will vary based on the Debt Ratings and will range from 0.850% to 1.650% per annum for SOFR based borrowings and 0.00% to 0.650% per annum for borrowings at the Base Rate. The Canadian dollar Term Loan bears interest on the outstanding principal amount at a rate equal to the Canadian Dollar Offered Rate (“CDOR”) plus an interest margin that will range from 0.850% to 1.650% depending on the Debt Ratings.

The obligations of the Borrowers under the Credit Agreement are guaranteed by Sabra and certain subsidiaries of Sabra.

The Credit Agreement contains customary covenants that include restrictions or limitations on the ability to pay dividends, incur additional indebtedness, engage in non-healthcare related business activities, enter into transactions with affiliates and sell or otherwise transfer certain assets as well as customary events of default. The Credit Agreement also requires Sabra, through the Operating Partnership, to comply with specified financial covenants, which include a maximum total leverage ratio, a maximum secured debt leverage ratio, a minimum fixed charge coverage ratio, a maximum unsecured leverage ratio, a minimum tangible net worth requirement and a minimum unsecured interest coverage ratio.

The Credit Agreement is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by this reference. This description of the material terms of the Credit Agreement is qualified in its entirety by reference to such exhibit.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 is incorporated herein by reference into this Item 2.03.

Item 8.01	Other Events.

On January 5, 2023, Sabra issued a press release regarding the Credit Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Sixth Amended and Restated Credit Agreement, dated January 4, 2023, among Sabra Health Care Limited Partnership and Sabra Canadian Holdings, LLC, as Borrowers; Sabra Health Care REIT, Inc., as a guarantor; the other guarantors party thereto; the lenders party thereto; Bank of America, N.A., as Administrative Agent and L/C Issuer; Citizens Bank, National Association, Crédit Agricole Corporate and Investment Bank and Wells Fargo Bank, National Association, as Co-Syndication Agents and L/C Issuers; The Bank of Nova Scotia, Fifth Third Bank, JPMorgan Chase Bank, N.A., Keybank National Association, Mizuho Bank, Ltd., and Truist Bank, as Co-Documentation Agents; BofA Securities, Inc., as Joint Lead Arranger and Sole Bookrunner; and Citizens Bank, National Association, Crédit Agricole Corporate and Investment Bank and Wells Fargo Securities, LLC, as Joint Lead Arrangers.

99.1	Press Release of Sabra Health Care REIT, Inc., dated January 5, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SABRA HEALTH CARE REIT, INC.

Date: January 5, 2023	/s/ Michael Costa
	Name:	Michael Costa
	Title:	Chief Financial Officer, Secretary and Executive Vice President